UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2022

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)	(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BSRR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 BYLAW ADMENDMENT

Our Shareholders approved an amendment to the Company’s Bylaws at its Annual Meeting of Shareholders held on May 25, 2022 that changed the range of the size of the Board of Directors from six (6) to eleven (11) directors to seven (7) to thirteen (13) directors (the “Bylaw Amendment”). Effective as of the Shareholder Meeting held on May 25, 2022, the size of the Board was set at 12 directors.

By the Bylaw Amendment, Article III, Section 3.2 of the Bylaws of the Company, Number and Qualification of Directors, was amended in its entirety to read as follows:

3.2

Number of Directors. The authorized number of Directors shall be not fewer that seven (7) nor more than thirteen (13) unless changed by amendment of the Articles or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed, within the limits specified, by amendment of the next sentence duly adopted either by the Board or the shareholders, or by a resolution duly adopted by either the Board of Directors or the shareholders. The exact number of directors shall be twelve (12) until changed as provided in this Section 3.2.

Item 5.07submission of matters to a vote of security holders

The Company’s annual meeting of shareholders was held on May 25, 2022, at which time shareholders voted in favor of item 1, election of directors, item 2, approve an amendment to the company’s bylaws, item 3, ratification of appointment of independent accountants, and item 4, advisory vote on executive compensation. Proxies were solicited by the Company’s management pursuant to Section 14 of the Securities Exchange Act of 1934, and regulations thereunder.

A total of 12,437,408 shares were represented and voting at the meeting, constituting 82.44% of the 15,086,032 issued and outstanding shares entitled to vote at the meeting. There was no solicitation in opposition to Management’s nominees for directorship as listed in the proxy statement, and all of such nominees were elected pursuant to the vote of shareholders. The vote on the election of the six nominees to serve as Class I directors for two-year terms was as follows:

1
	For	Percent Votes Cast “For”	Against and Withheld
James C. Holly	5,395,718	55.87%	4,261,839
Susan M. Abundis	9,222,867	95.49%	434,690
Morris A. Tharp	8,116,221	84.04%	1,541,336
Lynda B. Scearcy	8,197,186	84.87%	1,460,371
Kevin J. McPhaill	9,269,645	95.98%	387,912
Michele M. Gil	9,213,118	95.39%	444,439

There were 2,779,851 broker non-votes received with respect to this item.

The terms of the following directors continued after the shareholders’ meeting: Albert L. Berra, Julie G. Castle, Vonn R. Christenson, Laurence S. Dutto, and Gordon T. Woods.

The vote on the election of the one nominee to serve as a Class II director for a one-year term was as follows:

The vote on the election of the one nominee to serve as a Class II director for a two-year term was as follows:1
	For	Percent Votes Cast “For”	Against and Withheld
Ermina Karim	9,441,821	97.76%	215,736

There were 2,779,851 broker non-votes received with respect to this item.

The amendment of the Company’s bylaws was approved, with the number of shares cast as follows:

For:9,452,592

Against:181,925

Abstain:23,040

The number voting “for” constituted 98.11% of the total number of shares represented and voting at the meeting with respect to proposal 2. There were 2,779,851 broker non-votes with respect to this item.

The appointment of Eide Bailly LLC as the Company’s independent registered public accounting firm for 2022 was ratified, with the number of shares cast as follows:

For:12,369,547

Against:29,014

Abstain:38,847

The number voting “for” constituted 99.76% of the total number of shares represented and voting at the meeting with respect to proposal 3. There were no broker non-votes with respect to this item.

The advisory vote on executive compensation was approved, with the number of shares cast as follows:

For:8,837,060

Against:586,265

Abstain:234,232

The number voting “for” constituted 93.77% of the total number of shares represented and voting at the meeting with respect to proposal 4. There were 2,779,851 broker non-votes received with respect to this item.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The information required to be furnished pursuant to this item is set forth in the Exhibit Index which appears below, immediately before the signatures.

EXHIBIT INDEX

Exhibit No.	Description

3.3	Amended Bylaws

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Executive Vice President & Chief Financial Officer
Dated: May 26, 2022	SIERRA BANCORP By: /s/ Christopher G. Treece Christopher G. Treece Executive Vice President & Chief Financial Officer